UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

DJO Finance LLC
(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

ReAble Therapeutics Finance LLC

9800 Metric Blvd.

Austin, TX 78758

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

EXPLANATORY NOTE

DJO Finance LLC (the “Company”) hereby amends its Current Report on Form 8-K filed November 27, 2007 (the “Original Filing”) to provide information under Item 5.02 that was not determined or available at the time of the filing of the Form 8-K and to indicate that the financial information of the acquired business and pro forma financial information required by Item 9.01 will be filed no later than 71 calendar days after the due date for the initial filing of the Form 8-K.  Except for the changes described above, no other changes have been made to the Original Filing.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, on November 20, 2007 the Board of Directors of Parent was expanded to seven persons, and Leslie H. Cross and Paul D. Chapman were each elected as a member of Parent’s board of directors.

In connection with the Transactions, on November 20, 2007 Kenneth W. Davidson, the existing Chief Executive Officer of Parent and the Company and President of the Company, resigned from his positions and became the Chairman of the Board of Directors of Parent.  On November 20, 2007, Paul D. Chapman resigned from his position as President of Parent, William W. Burke resigned from his positions as Executive Vice President--Chief Financial Officer, Treasurer and Assistant Secretary of Parent and the Company, and Harry L. Zimmerman resigned from his positions as Executive Vice President--General Counsel, Secretary and Assistant Treasurer of Parent and the Company.

On November 20, 2007, Leslie H. Cross was appointed the Chief Executive Officer of Parent and the Company, Peter Baird was appointed the President of Parent and the Company, Vickie L. Capps was appointed the Executive Vice President--Chief Financial Officer and Treasurer of Parent and the Company, Donald M. Roberts was appointed the Executive Vice President--General Counsel and Secretary of Parent and the Company and Thomas A. Capizzi was appointed the Executive Vice President--Global Human Resources of the Parent and the Company.

The following provides additional information regarding the business experience of the Parent’s and the Company’s Chief Executive Officer, President and Chief Financial Officer:

Leslie H. Cross, 57, served as the Chief Executive Officer, President and a director of DJO Incorporated (subsequently renamed DJO Opco Holdings Inc.) from August 2001 until the closing of the Merger when he was appointed the Chief Executive Officer of Parent and the Company. He served as the Chief Executive Officer of DonJoy, L.L.C., the predecessor of the Company, from June 1999 until November 2001, and has served as President of DJO, LLC, the Company’s wholly-owned operating subsidiary, or its predecessor, the Bracing & Support Systems division of Smith & Nephew, Inc. (the “BASS Division”) since June 1995. From 1990 to 1994, Mr. Cross held the position of Senior Vice President of Marketing and Business Development of the BASS Division. He was a Managing Director of two different divisions of Smith & Nephew, Inc. from 1982 to 1990. Prior to that time, he worked at American Hospital Supply Corporation. Mr. Cross earned a diploma in Medical Technology from Sydney Technical College in Sydney, Australia and studied Business at the University of Cape Town in Cape Town, South Africa.

Vickie L. Capps, 46, served as Executive Vice President, Chief Financial Officer and Treasurer of DJO Incorporated (subsequently renamed DJO Opco Holdings Inc.) from July 2002 until the closing of the Merger when she was appointed the Executive Vice President, Chief Financial Officer and Treasurer of Parent and the Company.  From September 2001 until July 2002, Ms. Capps was employed by AirFiber, a privately held provider of broadband wireless solutions, where she served as Senior Vice President, Finance and Administration and Chief Financial Officer.  From July 1999 to July 2001, Ms. Capps served as Vice President of Finance and Administration and Chief Financial Officer for Maxwell Technologies, Inc., a publicly traded technology company.  From 1992 to 1999, Ms. Capps served in various positions, including Chief Financial Officer, with Wavetek Wandel Goltermann, Inc., a multinational communications equipment company.  Ms. Capps also served as a senior audit and accounting professional for Ernst & Young LLP from 1982 to 1992. Ms. Capps is a California Certified Public Accountant and received a B.S. degree in business administration/accounting from San Diego State University.

Peter Baird, 41, served as Parent’s Group President - Therapeutic Devices from October 1, 2006 until the closing of the Merger when he was appointed the President of the Parent and the Company. Prior to joining Parent and since January 1, 2004, Mr. Baird was a Principal at McKinsey & Company in its Pharmaceuticals and Private Equity Practices. From September 1995 to September 1997 and from November 1999 to December 2003, Mr. Baird was an Associate at McKinsey & Company.  From September 1997 to October 1999, Mr. Baird was a Principal at Brait Capital Partners, a South Africa private-equity investment firm. He also holds a M.A. in economics from the University of Cape Town and an M.B.A. from Stanford University.  Mr. Baird is also a Chartered Financial Analyst.

As a result of their respective positions with The Blackstone Group, one or both of Chinh E. Chu and Julia Kahr may be deemed to have an indirect material interest in the New Transaction and Monitoring Fee Agreement. Accordingly, the information set forth in Item 2.01 “Completion of Acquisition or Disposition of Assets” of the Original Filing under the “Financing of Acquisition” subheading concerning the New Transaction and Monitoring Fee Agreement is incorporated by reference into this Item 5.02.

The following information supersedes the disclosure concerning the retention bonus agreements set forth in Item 2.01 of the Original Filing under the subheading “7. Retention Bonuses”.  On November 20, 2007, the Company entered into retention bonus agreements (the “Bonus Agreements”) with Leslie H. Cross, the Company’s Chief Executive Officer, Peter W. Baird, the Company’s President, and Vickie L. Capps, the Company’s Chief Financial Officer.  These Bonus Agreements provide for a total of $800,000 in retention bonuses to be paid to Mr. Cross and Ms. Capps, with a first installment of $400,000 to be paid in January 2008.  Mr. Cross and Ms. Capps will be eligible to receive the remaining $400,000 retention bonus in January 2009. Mr. Baird received a retention bonus of $400,000 which was paid in January, 2008.  As reported in subheading “6.  2007 Incentive Stock Plan” of Item 2.01 of the Original Filing, on November 20, 2007 Parent granted Mr. Baird 24,300 shares of its restricted stock under the 2007 Plan, which shares will vest on January 1, 2009 in accordance witth the terms of the Restricted Stock Award Agreement filed as an exhibit to the Original Filing.  The retention bonus payments will be forefeited and the second payment not made, or the restricted shares will not vest and will be forfeited, in the case of Mr. Baird, if the executive receiving the payment does not remain employed by the Company through December 31, 2008, except as a result of certain terminations.

Pursuant to the terms of Mr. Baird’s Bonus Agreement, in addition to receiving a retention bonus payment, Mr. Baird also received a non-forfeitable relocation bonus payment of $300,000 as an incentive for Mr. Baird to relocate his primary residence to San Diego, California.

ITEM 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements required to be filed under this item with respect to the acquired business described in Item 2.01 will be filed in an amendment to this report not later than 71 calendar days after the due date for the initial filing of this report, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be furnished under this item with respect to the acquired business described in Item 2.01 will be filed in an amendment to this report not later than 71 calendar days after the due date for the initial filing of this report, as permitted by Item 9.01(b)(2) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DJO FINANCE LLC
Date: January 31, 2008
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President, General Counsel
and Secretary